UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2017

Verint Systems Inc.
(Exact name of registrant as specified in its charter)

001-34807
(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

175 Broadhollow Road, Melville, New York	11747
(Address of principal executive offices)	(Zip code)
(631) 962-9600
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02 Results of Operations and Financial Condition.

On September 6, 2017, Verint Systems Inc. (the "Company") issued a press release providing selected financial information for the three and six months ended July 31, 2017, and its outlook for the year ending January 31, 2018. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 2.02 in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

It is with great sadness that we report the passing of Victor DeMarines, the Chairman of the Board of Directors (the “Board”) of the Company, on August 30, 2017.  That day, the Board unanimously appointed President, Chief Executive Officer and current director Dan Bodner as Chairman of the Board.  In accordance with Company policy, Mr. Bodner, as an employee of the Company, will not receive any additional compensation for his service as Chairman of the Board.

The Board also appointed John Egan, who has served on the Board since 2012 and is currently Chairman of the Corporate Governance & Nominating Committee of the Board, to serve as Lead Independent Director, also effective August 30, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release of Verint Systems Inc., dated September 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date:	September 6, 2017

		By:	/s/ Douglas E. Robinson
			Name:	Douglas E. Robinson
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Verint Systems Inc., dated September 6, 2017